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LICENSE AND ROYALTY AGREEMENT

This agreement is entered into this 2nd day of January, 1998 by and between Showtime Partners, Ralph Mann trusts 1 thru 21 inclusively and Ralph Mann, parties of the first part hereafter referred to as the "Licensing Group" and/or "Licensor" and Canyon Fitness Center Inc., a California Corporation, party of the second part, hereafter referred to as the "Licensee" and/or "Royalty Obligor".

RECITALS

A. Licensing Group desires to license Canyon Fitness Center for the worldwide manufacturing and marketing rights to a list of products and product/concepts, referred to in Exhibit A., attached hereto and made a part hereof.

B. Licensee is desirous of obtaining manufacturing and marketing rights to said product and/or product concept, on an exclusive and worldwide basis.

C. Licensee agrees to pay Licensor consideration for said license and pay a royalty fee on each product and/or product concept manufactured or sold.

D. The parties desire to formalize their purchase agreement.

NOW THEREFORE, IN CONSIDERATION OF THEIR MUTUAL PROMISES AND COVENANTS SET FORTH HEREINAFTER, THE PARTIES AGREE AS FOLLOWS:

1 Right of Licensee - (A) Licensee will have the exclusive worldwide right to manufacture its products and/or product concepts referred to in Exhibit A. Licensee will also have the right to subcontract the manufacture of any of the product and/or product concepts by others, however, subcontract manufacture's will provide standard product liability naming the Licensing Group as additional insured.
   (B)Licensee will have the exclusive worldwide marketing rights to those products and/or product concepts referred to in Exhibit A on an indirect or direct basis and/or have the ability to appoint additional marketing firms.

2 Licensee will agree to pay a royalty of 2% (.00625) of net sales (exclusive of returns and allowances) of each product and/or product concept when sold. The royalty will then become due and payable on a quarterly basis. There will then become a minimum annual royalty paid of $25,000 per year, if the royalty payments are higher than the 25,000 the minimum will be considered paid.

3 As an incentive for the Licensee to enter into this contract and to aggressively market the products, or product concepts, in Exhibit "A", Licensor grants Lessee a prepaid deposit of $200,000. The quarterly royalty amount calculated based on net sale of products sold will be applied against the prepaid deposit, until such time as the deposit is fully distributed.

4 Default - In the event any party defaults in performing any of its duties or obligations under this Agreement, the party responsible for such default shall pay all costs incurred by the other party in enforcing its right under this Agreement or in obtaining damages for such fees, whether incurred through legal action or otherwise and whether incurred before or after judgement.

5 Notices - Any notice or correspondence required or permitted to be given under this Agreement may be given personally to an individual party or to an officer or registered agent of a corporate party or may be given by depositing such notice or correspondence in the U.S. mail, postage prepaid, certified or registered, return receipt requested, addressed to the party at the following addresses:

Licensing Group
31712 Casino Drive
Suite 7B
Lake Elsinore, CA 92530

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Nova Pharmaceutical Inc.
1905 South Easter Avenue
Las Vegas, NV 89104

Any notice given by mail shall be deemed to be delivered on the date such notice is deposited in the U.S. mail. Any party may change its address for purpose of this Agreement by giving written notice to the other parties as provided above.

6 Binding - This Agreement shall be binding upon the parties hereto and upon their respective heirs, representatives, successors and assigns.

7 Governing Law - This Agreement shall be governed by and construed under the laws of the State of Nevada.

8 Authority - The officers executing this Agreement on behalf of corporate parties represent that they have been authorized to execute this Agreement pursuant to resolutions of the Board of Directors of their respective corporations.

9 Accounting - Licensee will furnish quarterly accounting reports specifically accounting for the net sales figure and the basis of the fee.

10 Term - the term of the License and Royalty Agreement shall be Ten (10) years and will be renewable for an additional ten years at the option of the Licensor and will include a cost of living adjustment.

11 Signatures - The License and Royalty Agreement may be signed in counterparts.

IN WITNESS WHEREOF, the parties have executed this License and Royalty Agreement as of the day and year first written above.


CANYON FITNESS CENTER, INC.           LICENSING GROUP:



______________________  _______________________________
Ralph Mann, President   Showtime Partners, John Mann Trustee


________________________________
Ralph Mann Trusts 1 - 21 (inclusively)


_________________________________
Ralph Mann, individual


                  SCHEDULE A
         LICENSE AND ROYALTY AGREEMENT

Product and product concepts for which the license and royalty agreement apply include:

NxTrim - Dietary Supplement, Formerly Phentrim